EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick B. Frost, Richard W. Evans, Jr. and Phillip D. Green, and each of them, his or her true and lawful attorneys-in-fact and agents, and with power of substitution and resubstitution, for him/her and in his/her name, place and stead, and in any and all capacities, to sign one or more registration statements and any and all amendments (including post-effective amendments) and supplements relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, for the purpose of registering shares of common stock of Cullen/Frost Bankers, Inc. (together with attached stock purchase rights) related to the acquisition of Horizon Capital Bank, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ T.C. Frost	Senior Chairman of the Board and Director	June 14, 2005
T.C. Frost

/s/ Richard W. Evans, Jr.	Chairman of the Board and Director	June 14, 2005
Richard W. Evans, Jr.	(Principal Executive Officer)

/s/ Philip D. Green	Group Executive Vice President and Chief	June 14, 2005
Philip D. Green	Financial Officer (Principal Financial Officer and Principal Accounting Officer

/s/ R. Denny Alexander	Director	June 14, 2005
R. Denny Alexander

/s/ Carlos Alvarez	Director	June 14, 2005
Carlos Alvarez

/s/ Isaac Arnold, Jr.	Director	June 14, 2005
Isaac Arnold, Jr.

/s/ Royce S. Caldwell	Director	June 14, 2005
Royce S. Caldwell

/s/ Harry H. Cullen	Director	June 14, 2005
Harry H. Cullen

/s/ Ruben M. Escobedo	Director	June 14, 2005
Ruben M. Escobedo

/s/ Patrick B. Frost	Director and President of	June 14, 2005
Patrick B. Frost	The Frost National Bank

/s/ Preston M. Geren III	Director	June 14, 2005
Preston M. Geren III

/s/ James L. Hayne	Director	June 14, 2005
James L. Hayne

/s/ Karen E. Jennings	Director	June 14, 2005
Karen E. Jennings

/s/ Richard M. Kleberg III	Director	June 14, 2005
Richard M. Kleberg III

/s/ Robert S. McClane	Director	June 14, 2005
Robert S. McClane

/s/ Ida Clement Steen	Director	June 14, 2005
Ida Clement Steen

/s/ Horace Wilkins, Jr.	Director	June 14, 2005
Horace Wilkins, Jr.

/s/ Mary Beth Williamson	Director	June 14, 2005
Mary Beth Williamson